As filed with the Securities and Exchange Commission on September 12, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
INNERWORKINGS, INC.
(Exact Name of registrant as specified in its charter)
______________________

Delaware (State or other jurisdiction of incorporation or organization)	20-5997364 (I.R.S. Employer Identification Number)
______________________
InnerWorkings, Inc. 2006 Stock Incentive Plan
(as amended and restated September 6, 2018)
(Full title of the plan)
______________________

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of registrant’s principal executive offices)	60654 (Zip Code)
Richard S. Stoddart
President and Chief Executive Officer
InnerWorkings, Inc.
600 West Chicago Avenue
Suite 850
Chicago, Illinois 60654
(312) 642-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________
Copy To:
Steven J. Gavin, Esq.
Karen A. Weber, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	1,035,000 shares	$7.78	$8,052,300	$1,002.51

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share, that may be issued pursuant to the InnerWorkings, Inc. 2006 Stock Incentive Plan (as amended and restated effective September 6, 2018) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the NASDAQ Global Select Market on September 10, 2018.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 1,035,000 shares of common stock, par value $0.0001, of InnerWorkings, Inc. (“InnerWorkings”) that may be awarded under the InnerWorkings, Inc. 2006 Stock Incentive Plan (as amended and restated effective September 6, 2018). The contents of the registration statements on Form S-8 as filed on September 7, 2006 (registration statement No. 333-137173), March 9, 2010 (registration statement No. 333-165363), June 23, 2011 (registration statement No. 333-175103), August 14, 2012 (registration statement No. 333-183311), June 13, 2014 (registration statement No. 333-196759) and June 6, 2016 (registration statement No. 333-211883) are incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by InnerWorkings with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	InnerWorkings’ Amended and Restated Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 filed with the Commission on July 27, 2018;
(b)InnerWorkings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Commission on July 31, 2018;
(c)InnerWorkings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the Commission on August 14, 2018;

(d)	InnerWorkings’ Current Reports on Form 8-K filed with the Commission on February 5, 2018, May 7, 2018, May 18, 2018, May 29, 2018, July 30, 2018 and September 7, 2018; and

(e)
The description of the Registrant’s common stock, par value $0.0001 per share, contained in InnerWorkings’ Registration Statement on Form 8-A/A filed with the Commission on August 11, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description;

other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by InnerWorkings under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference.
All documents filed by InnerWorkings with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules, including but not limited to information disclosed by InnerWorkings under Items 2.02 or 7.01 of any current report on Form 8-K) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated effective September 6, 2018
5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 12th day of September, 2016.

INNERWORKINGS, INC.
By:	/s/ Richard S. Stoddart
Richard S. Stoddart
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Richard S. Stoddart and Charles D. Hodgkins his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S. Stoddart	President, Chief Executive Officer and Director	September 12, 2018
Richard S. Stoddart	(principal executive officer)

/s/ Charles D. Hodgkins III	Interim Chief Financial Officer	September 12, 2018
Charles D. Hodgkins III	(principal financial officer)

/s/ John Bosshart	Chief Accounting Officer	September 12, 2018
John Bosshart	(principal accounting officer)

/s/ Jack M. Greenberg	Chairman of the Board	September 12, 2018
Jack M. Greenberg

/s/ Eric D. Belcher	Director	September 12, 2018
Eric D. Belcher

/s/ Charles K. Bobrinskoy	Director	September 12, 2018
Charles K. Bobrinskoy

/s/ Lindsay Y. Corby	Director	September 12, 2018
Lindsay Y. Corby

/s/ David Fisher	Director	September 12, 2018
David Fisher

/s/ J. Patrick Gallagher, Jr.	Director	September 12, 2018
J. Patrick Gallagher, Jr.

/s/ Julie M. Howard	Director	September 12, 2018
Julie M. Howard

/s/ Linda S. Wolf	Director	September 12, 2018
Linda S. Wolf